Exhibit 10.16

Xiaopeng Brand Vehicle Distribution Agreement

Agreement No.: (HMC) JX-2017-001

Execution Date: March 31, 2017

Party A: Haima Automobile Co., Ltd.

Address: No. 1689, Hanghai East Road, Zhengzhou Economic and Technological Development Zone 450016

Tel.: ************

Party B: Guangzhou Xiaopeng Motors Technology Co., Ltd.

Address: Floor 3, Building B7, No. 11, Kaiyuan Avenue, Science City, Guangzhou New and High-Tech Development Zone 510530

Tel.: ************

Whereas,

In accordance with the Xiaopeng Brand Vehicle Cooperative Manufacturing Agreement entered into between Party A and Party B, Party B is the general distributor of Party A’s XPeng Motor products (the “Products”) and Party A authorizes Party B to act as the general distributor of the Products.

Based on the principles of good faith, equality and mutual benefits, sincere cooperation and mutual development, the parties enter into the following agreement through friendly consultation for mutual observance.

I.	General Distribution Authorization

1.

Party A authorizes Party B as the general distributor of all the Products and Party B enjoys the exclusive distribution right of the Products. During performance of this Agreement, Party A may not authorize any other third party to distribute the Products, and undertakes that it will not sell the Products on its own.

2.

As the general distributor of the Products, Party B will, at its sole discretion, conduct business activities, including sales, post-sales service of the Products, providing repair service to customers of the Products, and expanding market share and brand awareness of the Products. Party B is responsible for establishing its own sales system, and has the right to develop its own distributors and service outlets.

3.

Party B’s business activities must be in compliance with law and respect customers in its service. Party B bears full responsibility for post-sales service (including three guarantees, claims and recalls, etc.) of the Products. Party A shall be liable for quality problems and expenses caused by its manufacturing of the Products, and other expenses shall be borne by Party B. Party A has the right to deduct such expenses directly from transactions between the parties, and Party B has no objection thereto.

4.

Party A sells the Products to Party B at the general distribution price. The gap between the market retail price and general distribution price of the Products includes expenses for sales outlets, advertising, compensation for new store setup, post-sales service, three-guarantees, financial subsidies and other sales expenses, etc.

5.	Market feedback problems of the Products shall be handled by Party B, and Party A shall assist Party B in tracing and handling inventory, manufacturing process and related parts.

II.	Payment and Method of Settlement

(I)	Payment for the Products

1.	Party A shall provide qualified Products to Party B, and Party B shall pay to Party A (including ***% of VAT). The parties shall otherwise agree on the general distribution price.

2.

Party B will pay for the Products to Party A in 2 installments. Party B will notify Party A of the quantity in the order plan of the Products before the 15th day of each month, and the parties will determine the order plan within 5 working days after mutual consultation. Party B will, based on the order quantity of the order determined by the parties, make the advance payment corresponding to the order quantity through direct T/T (bank’s acceptance bill is not accepted) to Party A within *** days, in which ***% is the down payment, and the parties will otherwise agree on advance payment for each set. After Party A delivers the Products to Party B, Party B will, based on the delivery procedures of the Products signed and confirmed by both parties on the 26th day of each month, make the remaining payment corresponding to the delivery quantity through direct T/T (bank’s acceptance bill is not accepted) to Party A within *** days.

(II)	Electric Vehicle Subsidies

1.	Electric vehicle subsidies from manufacturing and sales of the Products will be collected and then paid to Party B by Party A.

2.

When the electric vehicle subsidies of the Products that Party A receives from the government and related authorities arrive at the account of Party A, it shall give the arrival information to Party B in the month. After confirmation by the parties, Party A shall make all the payments to Party B through T/T (bank’s acceptance bill is not accepted) before the *** day of the next month.

3.	Party B shall issue the corresponding receipt to Party A within 3 working days at receiving the abovementioned payment.

(III)	Other Expenses

(1)

If Party B commissions Party A with vehicle logistics, testing and other businesses of the Products, the expenses incurred will be borne by Party B, and the parties will otherwise agree on the amount through consultation.

(2)	For electric vehicle credits and related income from producing the Products, the parties will otherwise reach an agreement through consultation.

III.	Liability for Breach of Agreement

1.

Party B shall inspect, accept and ship the Products in a timely manner. If the Products are not delivered or shipped for a long time due to Party B’s reason, Party B shall compensate Party A for losses on storage and maintenance incurred therefrom.

2.

If Party A does not deliver the Products by the time and quality as the agreed order plan and does not reach consensus with Party B concerning the delay in advance, Party A shall compensate Party B for losses incurred therefrom.

3.

Party B has the right to refuse inspection and acceptance of the Products manufactured by Party A in advance without consent from Party B; Party A has the right to refuse Party B’s demand for manufacturing the Products in advance without consent from Party A.

4.	If an order is cancelled due to the reason of Party B, Party A, in principle, will not return the down payment made by Party B, except otherwise agreed by the parties through consultation.

5.

Both parties shall make relevant payments to each other in time and in full. For overdue payments, the breaching party shall pay liquidated damages to the abiding party in accordance with provisions of the People’s Bank of China on overdue payments.

IV.	Term of this Agreement

The Agreement is valid from its execution date to December 31, 2021.

The parties may renew this Agreement on expiry.

V.	Force Majeure

In case of war, riot, natural disaster or other force majeure events during performance of this Agreement that cause this Agreement unable to perform, the parties shall timely consult with each other for emergency measures. If a force majeure event occurs to either party, the party shall notify the other party within 15 working days.

VI.	Amendment to this Agreement

1.

If this Agreement needs to be amended during its performance, the parties shall reach consensus and enter into a written agreement. Unless this Agreement is terminated by law or by agreement between the parties, neither party may unilaterally amend or terminate this Agreement.

2.	After this Agreement takes effect, without the written consent from the other party, neither party may transfer all or part of creditor’s rights under the agreement to any third party.

VII.	Dispute Resolution

Laws of the People’s Republic of China shall apply to validity, interpretation, performance, enforcement and dispute resolution of this Agreement. All disputes from performance of this Agreement or related to this Agreement shall be first resolved through consultation. If the parties refuse consultation or the consultation fails, the parties may submit the dispute to Zhengzhou Arbitration Commission for resolution. The award of the arbitration shall be final, which is legally binding on both parties. During the period of dispute resolution, the parties shall continue to perform other obligations in this Agreement than the matter in dispute.

VIII.	Supplementary Provisions

1.	In case of inconsistency between terms of this Agreement and terms of other contracts/agreements/bonds, terms of this Agreement shall prevail.

2.

With respect to matters not covered by this Agreement, the parties may otherwise enter into written agreements as appendixes of this Agreement. Any appendix, amendment or addition of this Agreement composes an indivisible part of this Agreement and carries the same legal effect with this Agreement.

3.

The Agreement is made in quadruplicate, with each party holding two copies, each with the same legal force. The Agreement comes into force as from the day that the parties and their authorized representatives sign and seal (the official seal or special seal for contract) this Agreement.

[Signature page of the Xiaopeng Brand Vehicle Distribution Agreement between Haima Automobile Co., Ltd. and Guangzhou Xiaopeng Motors Technology Co., Ltd. follows]

Guangzhou Xiaopeng Motors Technology Co., Ltd.	Haima Automobile Co., Ltd

(Seal)	(Seal)

[Company seal is affixed here]	[Company seal is affixed here]

Authorized Representative (Signature): /s/ Heng Xia	Authorized Representative (Signature):